Exhibit 99.1

Filed by The Container Store Group, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: The Container Store Group, Inc.

Commission File No.: 001-36161

The Container Store Group, Inc. and Beyond, Inc. Announce Strategic Partnership Leveraging Both

the Iconic Bed Bath and Beyond Brand and The Container Store

Beyond, Inc. enters into agreement to Invest $40 million in The Container Store Group, Inc. through Preferred Equity Transaction

Coppell, TX & Midvale, Utah – October 15, 2024 – The Container Store Group, Inc. (NYSE: TCS) (“The Container Store” or “the Company”), the nation’s leading specialty retailer offering custom spaces, organizing solutions, and in-home services and Beyond, Inc. (NYSE:BYON) (“Beyond”), owner of Bed Bath & Beyond, Overstock, Zulily, and other online retail brands designed to unlock your home’s potential, today announced that the companies have entered into a strategic partnership with the objective to improve customary experience utilizing both the Iconic Bed Bath and Beyond Brand and The Container Store.

The companies intend for the partnership to position The Container Store to return to profitable comparable store growth over time by utilizing and benefitting from Beyond’s IP, customer data, network of brands and affiliate relationships.

The companies expect key aspects of the partnership to include:

•	Utilizing The Container Store’s world class real estate locations and utilizing the Bed Bath & Beyond brand to launch appropriately sized spaces that showcase the iconic Bed Bath & Beyond assortment for kitchen, bath and bedroom which will be co-branded. With this collaboration, the companies expect to drive increased traffic for The Container Store’s core assortment and its high margin, solution driven Custom Spaces services business;
•	Beyond will offer a global loyalty program, multiple payment solutions and ancillary insurance and protection products through The Container Store brick-and-mortar locations and website to capitalize on the whitespace opportunity for Custom Spaces and increase conversion of design leads to drive growth through the well-established, vertically integrated model;
•	Beyond to integrate The Container Store’s differentiated and proprietary Custom Spaces offering, including its Elfa and Preston product lines, across Beyond’s portfolio of e-commerce banners as well as other ventures where Bed Bath and Beyond future licensed stores exist globally This will service to drive improved revenue, inventory turns and margins and improved customer experience for both companies ;

•	The Container Store will join Beyond’s growing data platform and both companies will benefit from enhanced customer analytics that The Container Store will use to improve conversion, drive traffic and reduce both customer acquisition and retention costs; and
•	Beyond to assist with expanded and renewed e-commerce platforms and strategies driving improved customer experience, customer conversion, traffic monetization and profitability.

As part of the terms of the collaboration, Beyond, Inc. has agreed to invest $40 million in The Container Store through a preferred equity transaction subject to certain terms and conditions, including an amendment or refinancing of The Container Store’s credit facilities in a manner commercially acceptable to Beyond.

“We are excited about the opportunities this partnership unfolds for us. We believe its benefits will further our strategic initiatives including deepening our relationship with customers, expanding our reach and strengthening our capabilities while accelerating our return to positive same store sales growth and profitability. This agreement will enable us to harness Beyond’s data platform and analytics to better identify and target customers at critical points in their purchase journeys and enhance communications with new and existing customers. It will allow us to expand our reach across our combined network, and position us to leverage Beyond’s e-commerce expertise to further our own omni-channel tools and capabilities,” said Satish Malhotra, CEO of The Container Store. “Beyond’s enthusiasm for this collaboration is reflected in the investment they plan to make in The Container Store that will strengthen our financial position, allow us to continue to execute on our growth strategy and deliver a best-in-class experience for our customers. We look forward to sharing more on our upcoming earnings call.”

Marcus Lemonis, Executive Chairman of Beyond, Inc., commented, “We see tremendous whitespace for The Container Store’s best-in-class, solution-based offering across the entire Beyond portfolio, particularly within its high margin Custom Spaces offering through the proprietary Elfa and Preston lines. We will build a lead management and conversion model coupled with various consumer financial products to gain share and tap into a well-oiled, vertically integrated manufacturing platform that has plenty of untapped capacity. Through the licensing of the Bed Bath and Beyond brand, The Container Store will enhance their store format and current general merchandise offering by incorporating the most popular Bed Bath & Beyond products to drive improved financial performance while providing customers a more fulsome product offering for their home and organizational needs.”

Lemonis added, “Partnerships like this further support the value of iconic brands leveraging each other’s assets and core competencies while improving customer conversion and retention, enhancing margins and optimizing marketing expenses which are the principal drivers in delivering value creation and profitable growth.”

Transaction Terms

Pursuant to the securities purchase agreement and contingent upon the Company refinancing or amending its secured credit facilities, The Container Store will issue approximately 40,000 shares of a newly created series of the Company’s preferred stock (the “Series B Preferred Shares”) to Beyond for an aggregate purchase price of $40,000,000.

Following a refinancing or amendment of the Company’s credit facilities and the approval by shareholders pursuant to a shareholder vote in Q4 2024 or Q1 2025, and subject to certain other conditions, the Preferred stock would convert to Common Stock at a price of $17.25 which would result in ownership of approximately 40% of The Container Store common equity by Beyond.

Latham & Watkins LLP served as legal counsel to The Container Store and JP Morgan served as their financial advisor. King & Spaulding LLP served as legal counsel to Beyond and Goldman Sachs served as their financial advisor.

In addition, The Container Store announced that it has entered into an amendment of its existing term loan credit agreement, dated as of April 6, 2012 with JPMorgan Chase Bank, N.A., as agent and the lenders party thereto.

Additional details of the transactions are included in a Form 8-K filed with the SEC.

About The Container Store Group, Inc.

The Container Store Group, Inc. (NYSE: TCS) is the nation’s leading specialty retailer of organizing solutions, custom spaces, and in-home services – a concept they originated in 1978. Today, with locations nationwide, the retailer offers more than 10,000 products designed to transform lives through the power of organization.

Visit www.containerstore.com for more information about products, store locations, services offered and real-life inspiration.

Follow The Container Store on Facebook, X, Instagram, TikTok, YouTube, Pinterest, and LinkedIn.

About Beyond

Beyond, Inc. (NYSE: BYON), based in Midvale, Utah, is an ecommerce expert with a singular focus: connecting consumers with products and services that unlock their families’ and homes’ potential. The Company owns Overstock, Bed Bath & Beyond, Baby & Beyond, Zulily, and other related brands and associated intellectual property. Its suite of online shopping brands features millions of products for various life stages that millions of customers visit each month. Beyond regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Beyond.com.

Beyond, Bed Bath & Beyond, Welcome Rewards, Zulily, Overstock and Backyard are trademarks of Beyond, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Additional Information About the Transaction and Where to Find It

This communication relates to, among other things, the proposed transaction of the issuance of preferred stock by the Company pursuant to the definitive documents, which provides that the Company shall use efforts to call and hold a special meeting of the stockholders of the Company, as promptly as reasonably practicable following the closing of the transaction, to seek stockholder approval. In connection with the proposed special meeting of stockholders to seek stockholder approval, the Company will file relevant materials with the Securities Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the Securities Exchange Commission or send to its stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF THE CONTAINER STORE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONTAINER STORE AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by The Container Store with the SEC at the SEC’s website at www.sec.gov or from The Container Store at its website at https://investor.containerstore.com.

Participants in the Solicitation

The Container Store and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of The Container Store’s stockholders in connection with the proposed transaction will be set forth in The Container Store’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by The Container Store’s stockholders. You may also find additional information about The Container Store’s directors and executive officers in The Container Store’s Annual Report on Form 10-K for the fiscal year ended March 30, 2024, which was filed with the SEC on May 28, 2024, The Container Store’s Definitive Proxy Statement for its 2024 annual meeting of stockholders, which was filed with the SEC on July 9, 2024, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the terms and potential benefits of our collaboration with Beyond; expectations regarding positive same store sales growth, improved profitability and creating shareholder value; Beyond’s potential equity investment, the potential amendment or refinancing of our debt; and our strategies, priorities, challenges and initiatives and growth opportunities. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks relating to our collaboration with Beyond; the equity investment by Beyond is subject to conditions, including our ability to amend or refinance our debt in a manner commercially acceptable to Beyond; and the other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K on May 28, 2024 filed with the Securities and Exchange Commission (the “SEC”) and our other reports filed with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investors:

ICR, Inc. Farah Soi/Caitlin Churchill

203-682-8200

Farah.Soi@icrinc.com

Caitlin.Churchill@icrinc.com

Media:

ICR, Inc. Phil Denning/Lee Pacchia

332-242-4366

Phil.Denning@icrinc.com

Lee.Pacchia@icrinc.com